EXHIBIT 99.1
Selected Financial Data
The following table sets forth our summary condensed consolidated financial data for the periods presented below and our earnings per share as adjusted for the stock dividends described below. The summary condensed consolidated financial data as of September 30, 2016 have been derived from our unaudited condensed consolidated financial statements. Our unaudited condensed consolidated financial statements include only normal and recurring adjustments, necessary to state fairly the data included therein.
The per-share amounts shown below have been retroactively adjusted to reflect the 5% stock dividend which was paid on September 29, 2016 to stockholders of record on September 21, 2016 (see note (2) below).
Our historical results are not necessarily indicative of the results of operations for future periods, and our results of operations for the nine-month period ended September 30, 2016 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2016. You should read the following summary condensed consolidated financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the period ended September 30, 2016.

	Year Ended December 31,
	2015	2014	2013	2012	2011
Statement of Operations Data:
Total revenues (1)	$1,657,197	$1,591,315	$1,079,921	$1,095,533	$1,137,646
Operating income	199,920	212,438	111,186	154,083	142,621
Net income attributed to Vector Group Ltd.	59,198	36,856	37,300	30,675	74,478
Per basic common share (2)
Net income attributed to Vector Group Ltd. applicable to common shares	$0.46	$0.32	$0.34	$0.29	$0.72
Per diluted common share (2)
Net income attributed to Vector Group Ltd. applicable to common shares	$0.46	$0.32	$0.34	$0.29	$0.72

Cash distributions declared per common share (2)	$1.47	$1.40	$1.33	$1.27	$1.21

	September 30,	December 31,	December 31,	December 31,	December 31,	December 31,
	2016	2015	2014	2013	2012	2011
			As Revised	As Revised	As Revised	As Revised
Balance Sheet Data:
Current assets	$783,725	$583,739	$751,397	$484,388	$579,336	$426,996
Total assets	1,464,730	1,280,615	1,389,042	1,089,965	967,443	817,260
Current liabilities	217,357	216,292	212,424	359,376	167,860	279,313
Notes payable, embedded derivatives, long-term debt and other obligations, less current portion	1,242,253	1,000,150	995,001	607,872	739,589	534,652
Noncurrent employee benefits, deferred income taxes and other long-term liabilities	203,717	186,334	202,297	173,322	149,064	113,303
Total stockholders' deficiency	(198,597)	(122,161)	(20,680)	(50,605)	(89,070)	(110,008)

		For the Three Months Ended						For the Nine Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	September 30, 2016	September 30, 2015
Statement of Operations Data:
Total revenues (3)	$459,104	$438,273	$380,800	$430,330	$449,934	$416,173	$360,760	$1,278,177	$1,226,867
Operating income	69,364	70,720	62,159	31,032	69,367	55,803	43,718	202,243	168,888
Net income attributed to Vector Group Ltd.	23,175	24,015	19,338	7,904	12,466	17,607	21,221	66,528	51,294
Per basic common share (2)
Net income attributed to Vector Group Ltd. applicable to common shares	$0.18	$0.19	$0.15	$0.06	$0.10	$0.14	$0.17	$0.52	$0.40
Per diluted common share (2)
Net income attributed to Vector Group Ltd. applicable to common shares	$0.18	$0.19	$0.15	$0.06	$0.10	$0.14	$0.17	$0.52	$0.40

Cash distributions declared per common share (2)	$0.38	$0.38	$0.38	$0.38	$0.36	$0.36	$0.36	$1.14	$1.09
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(1)	Revenues include excise taxes of $439,647, $446,086, $456,703, $508,027, and $552,965, respectively.

(2)
Per share computations include the impact of 5% stock dividends on September 29, 2016, September 29, 2015, September 26, 2014, September 27, 2013, September 28, 2012, and September 29, 2011, respectively.

(3)	Revenues include excise taxes of $116,024, $106,861, $90,846, $118,342, $112,773, $108,912, $97,359, $313,731, and $319,044 respectively.